Exhibit 99.1

DAKOTA PLAINS HOLDINGS, INC.

REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

WAYZATA, Minnesota, (March 16, 2015) -- Dakota Plains Holdings, Inc. (“Dakota Plains”), (NYSE MKT: DAKP) today announced financial results for the three and twelve months ended December 31, 2014.

Full Year 2014 Operational Summary

•
The Company acquired all of the ownership interests in its oil transloading joint venture, sand transloading joint venture, and oil marketing joint venture in December 2014. The Company sold its interest in its trucking joint venture in November 2014.

•	Oil transloading joint venture volumes increased approximately 64% compared to 2013 with 14.2 million barrels transloaded in 2014.

•	Sand transloading joint venture volumes, which commenced at the end of the second quarter of 2014, ended the year with 170,000 tons transloaded.

Full Year 2014 Financial Summary for Ongoing Operations

•	The Company experienced a net loss of $3.3 million for 2014 compared to a net loss of $1.7 million for 2013.

•	Adjusted EBITDA for 2014 was $3.4 million compared to $2.4 million for 2013.

•
Net income from the oil transloading joint venture was $6.7 million for 2014 compared to $4.3 million in 2013. The oil transloading joint venture experienced a 56% increase in net income compared to 2013 primarily as a result of the 64% increase in barrels transloaded and only a 4% increase in cost of sales.

•	Net income from the sand transloading joint venture was $0.4 million in 2014.

Craig McKenzie, Chief Executive Officer of Dakota Plains, said: “Dakota Plains made meaningful strategic and operational strides in 2014.  Reshaping our operations and balance sheet was a significant achievement.  We have eliminated non-core operations, increased our ownership of the Pioneer Terminal and its operations and improved our capital structure to allow direct exposure to the value creation potential of the Pioneer Terminal.   We are excited about the future of the Pioneer Terminal as we continue to increase efficiencies and scale the operation for further growth.”

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Newly appointed Chairman, Adam Kroloff, added the following, “This is a pivotal time for Dakota Plains.  Management has accomplished a great deal in the last two years.  Dakota Plains has successfully transitioned from a holding company to an operating company and has developed an asset in Pioneer that is a solid platform for growth.  Now we turn our eyes to the future and I look forward to working with this team to create additional value for our stockholders.”

Fourth Quarter 2014 Financial Results

The Company reported a net loss attributable to stockholders of Dakota Plains of $0.9 million for the fourth quarter compared to net income of $0.3 million for the fourth quarter of 2013. The net loss for the fourth quarter of 2014 was driven by the decrease in income from the Company’s indirect investment in the marketing joint venture and an increase in our corporate general and administrative expenses related to one-time, transaction costs.  In addition, in 2014 we did not recognize a gain on extinguishment of debt which was experienced in 2013 as a result of the forgiveness of debt, which occurred as part of the December 2013 debt restructuring. The decrease in income from the Company’s indirect investment in the marketing joint venture was partially offset by the increase in income from the oil transloading joint venture.

Adjusted EBITDA attributable to stockholders of Dakota Plains for the fourth quarter of 2014 was $1.9 million compared to $97,000 in the fourth quarter of 2013. The difference was primarily driven by the increase in income from the oil transloading joint venture.

General and Administrative expenses for the fourth quarter of 2014 were $3.1 million compared to $2.5 million for the same period in 2013. The difference was primarily due to an increase in legal and professional fees related to the joint venture transactions.

Revenue from the oil transloading joint venture was $7.7 million for the three months ended December 31, 2014 compared to $4.6 million for the same period in 2013. The increase in revenue was driven by a 78% increase in the volume transloaded as fourth quarter 2014 volume was 4.0 million barrels of crude oil, compared to 2.3 million barrels of crude oil transloaded for the same period in 2013.

Net income from the oil transloading joint venture was $2.5 million for the three months ended December 31, 2014, compared to $0.9 million for the same period in 2013. The increase in net income was driven by a combination of greater revenue from increased volume and flat operating costs as a result of a renegotiated service contract.  It should be noted that depreciation expense related to the expansion of the Pioneer Terminal is approximately $1.1 million per quarter and has been reflected in the Company’s consolidated financials effective January 1, 2014.

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Revenue from the sand transloading joint venture was $0.6 million for the three months ended December 31, 2014.  Net income from the sand transloading joint venture was $0.2 million for the three months ended December 31, 2014. The sand transloading joint venture commenced operations on June 12, 2014.

Income from the Company’s indirect investment in the marketing joint venture was $0.4 million for the three months ended December 31, 2014, compared to $1.4 million for the three months ended December 31, 2013.  In December 2014, the Company immediately ceased the buying and selling of crude oil, in conjunction with the acquisition of ownership interests in the marketing joint venture from its then existing partner.

Income from the Company’s indirect investment in the trucking joint venture was $18,000 for the three months ended December 31, 2014, compared to a loss of $82,000 for the three months ended December 31, 2013. The Company sold its interest in the trucking joint venture on November 24, 2014 for $1.15 million.

Full Year 2014 Financial Results

The Company experienced a net loss attributable to stockholders of Dakota Plains Holdings, Inc. of $3.3 million for the fiscal year ended December 31, 2014 compared to a net loss of $1.7 million for the fiscal year ended December 31, 2013.   Income from the oil transloading joint venture increased 56% in 2014 to $6.7 million compared to $4.3 million in 2013.  This was offset by a loss of $0.4 million in 2014 from the Company’s indirect investment in the marketing joint venture compared to income of $3.0 million in 2013, and a 26% increase in general and administrative expenses due to an increase in legal and professional fees related to the Lac Mégantic litigation and the joint venture transactions.  In December 2014, the Company immediately ceased the buying and selling of crude oil in conjunction with the acquisition of the ownership interests in the marketing joint venture from its then existing partner.  The 2013 net loss of $1.7 million was driven by a 72% decrease in income from the Company’s indirect investment in its marketing joint venture.

There was no gain on extinguishment of debt in 2014. In 2013, the gain on extinguishment of debt was $1.7 million. The 2013 gain on extinguishment of debt was due to the $1.9 million forgiveness of debt (less expenses), which occurred as part of the debt restructuring in December 2013.

The results of the oil transloading joint venture were included in the consolidated statement of operations for the fiscal year ended December 31, 2014 but were reflected as income from investment in Dakota Petroleum Transport Solutions, LLC in other income on the statement of operations for the fiscal year ended December 31, 2013.

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Net income from the oil transloading joint venture for the fiscal year ended December 31, 2014 was $12.0 million compared to $7.9 million for the fiscal year ended December 31, 2013. The increase in net income was driven by a 53% increase in revenue, but was offset by an increase in depreciation due to the completion of the Pioneer Terminal. Total revenue for the fiscal year ended December 31, 2014 was $26.8 million compared to $17.5 million for the fiscal year ended December 31, 2013. The increase was driven by volume, as the joint venture transloaded 14.2 million barrels of crude oil (39,000 barrels per day) during the fiscal year ended December 31, 2014 compared to 8.6 million barrels of crude oil (23,600 barrels per day) during the fiscal year ended December 31, 2013; a 64% increase. The increase in barrels transloaded was primarily the result of completing the expansion of the Pioneer Terminal and securing third party transloading customers for the additional capacity. Total cost of revenue for the fiscal year ended December 31, 2014 was $7.9 million compared to $7.6 million for the fiscal year ended December 31, 2013, a 4% increase. Effective December 5, 2014 the Company acquired all ownership interests in the oil transloading joint venture from its then existing partner.

In June 2014, the sand transloading joint venture commenced operations. For the fiscal year ended December 31, 2014, net income was $420,000, with approximately 170,000 tons of sand transloaded. Effective December 5, 2014, the Company acquired all ownership interests in the sand transloading joint venture from its then existing partner.

Loss from the Company’s indirect investment in the marketing joint venture was $0.4 million for fiscal year ended December 31, 2014 compared to income of $3.0 million for fiscal year ended December 31, 2013.  Effective with the December 5, 2014 acquisition of all ownership interests in the marketing joint venture from its then existing partner, the Company immediately discontinued the commodity trading of crude oil.

Income from the Company’s indirect investment in the trucking joint venture was $607,000 for the fiscal year ended December 31, 2014 compared to income of $130,000 for the fiscal year ended December 31, 2013. On November 24, 2014 the Company sold its 50% ownership interests in the trucking joint venture to its then existing partner.

Adjusted EBITDA for the fiscal year ended December 31, 2014, was $3.4 million compared to $2.4 million in 2013. The increase in 2014 Adjusted EBITDA is primarily due to the increase in income from the oil transloading joint venture which was partially offset by the decrease in income from the Company’s indirect investment in the marketing joint venture.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

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About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains in this press release that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, our ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

For more information, please contact:

Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

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- TABLES FOLLOW -

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

ASSETS

	December 31,
	2014	2013
CURRENT ASSETS
Cash and Cash Equivalents	$4,690,706	$13,011,608
Trade Receivables, net	3,268,386	-
Income Tax Receivable	14,803	1,120,057
Other Current Assets	99,776	542,523
Due from Related Party	-	2,840,292
Other Receivables	781,135	68,896
Deferred Tax Asset	2,266,000	3,728,000
Total Current Assets	11,120,806	21,311,376

PROPERTY AND EQUIPMENT
Land	3,191,521	3,166,849
Site Development	5,829,640	5,498,501
Terminal	21,383,972	19,813,452
Machinery	18,133,754	12,702,655
Construction in Progress	1,886,470	7,551,187
Other Property and Equipment	11,910,987	6,747,349
Total Property and Equipment	62,336,344	55,479,993
Less - Accumulated Depreciation	6,143,159	1,810,259
Total Property and Equipment, Net	56,193,185	53,669,734

PREFERRED DIVIDEND RECEIVABLE	-	252,057

INVESTMENT IN DPTS MARKETING LLC	-	11,458,836

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	-	70,399

FINANCE COSTS, NET	1,537,795	123,280

RESTRICTED CASH	3,000,000	-

DFERRED TAX ASSET	26,762,000	153,000

OTHER ASSETS	512,901	15,902

Total Assets	$99,126,687	$87,054,584

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	$7,387,612	$8,286,489
Accrued Expenses	1,696,358	1,547,645
Accounts Payable - Related Parties	-	722
Promissory Notes, SunTrust	23,250,000	-
Operational Override Liability	715,497	-
Total Current Liabilities	33,049,467	9,834,856

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	-	7,076,332
Promissory Note, Pioneer Project	-	7,500,000
Promissory Notes, SunTrust	25,250,000	-
Operational Override Liability	44,595,370	-
Other Noncurrent Liabilities	9,917	16,917
Total Long-Term Liabilities	69,855,287	14,593,249
Total Liabilities	102,904,754	24,428,105

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding
Common Stock, Par Value $.001; 100,000,000 Shares Authorized; 55,044,829 and 54,206,380 Issued and Outstanding, Respectively	55,044	54,206
Additional Paid-In Capital	6,267,788	43,836,032
Accumulated Deficit	(10,100,899)	(6,836,825)
Total Equity (Deficit) Dakota Plains Holdings, Inc.	(3,778,067)	37,053,413
Non-controlling Interest in Subsidiaries	-	25,573,066
Total Stockholders' Equity (Deficit)	(3,778,067)	62,626,479

Total Liabilities and Stockholders' Equity (Deficit)	$99,126,687	$87,054,584

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

	Year Ended December 31,
	2014	2013	2012
REVENUES
Transloading Revenue	$26,781,637	$-	$-
Sand Revenue	1,379,520	-	-
Rental Income	120,000	-	-
Rental Income - Related Party	-	349,372	266,483
Total Revenues	28,281,157	349,372	266,483

COST OF REVENUES	8,040,016	-	-
(exclusive of items shown separately below)

OPERATING EXPENSES
Transloading Operating Expenses	2,799,268	-	-
General and Administrative Expenses	9,131,788	8,449,125	2,901,907
Depreciation and Amortization Expense	4,332,900	179,546	165,313
Total Operating Expenses	16,263,956	8,628,671	3,067,220

INCOME (LOSS) FROM OPERATIONS	3,977,185	(8,279,299)	(2,800,737)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	4,312,394	3,511,999
Income (Loss) from Investment in DPTS Marketing LLC	(355,265)	2,961,671	10,410,596
Income from Investment in Dakota Plains Services, LLC	606,977	130,305	-
Interest Expense (Net of Interest Income)	(2,793,190)	(3,630,950)	(29,211,978)
Gain on Extinguishment of Debt	-	1,726,515	14,708,909
Other Income (Expense)	(34,022)	-	-
Total Other Income (Expense)	(2,575,500)	5,499,935	(580,474)

INCOME (LOSS) BEFORE TAXES	1,401,685	(2,779,364)	(3,381,211)

INCOME TAX BENEFIT	(854,993)	(1,054,000)	(1,380,541)

NET INCOME (LOSS)	2,256,678	(1,725,364)	(2,000,670)

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	5,520,752	-	-

NET LOSS ATTRIBUTABLE TO SHAREHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$(3,264,074)	$(1,725,364)	$(2,000,670)

Net Loss Per Common Share – Basic and Diluted	$(0.06)	$(0.04)	$(0.05)

Weighted Average Shares Outstanding - Basic and Diluted	53,971,183	42,338,999	39,792,973

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DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$2,256,678	$(1,725,364)	$(2,000,670)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation and Amortization	4,332,900	179,546	165,313
Amortization of Debt Discount	640,985	349,632	58,272
Amortization of Finance Costs	203,394	70,728	10,837
Gain on Extinguishment of Debt	-	(1,726,515)	(14,708,909)
Gain on Sale of Dakota Plains Services, LLC	(472,624)	-	-
Loss on Derivative Liability	-	-	27,311,802
Deferred Income Taxes	(1,033,000)	(26,000)	(2,412,000)
Share-Based Consulting Fees	-	299,288	-
Increase (Decrease) in Deferred Rental Income	-	(24,793)	40,271
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	(4,312,394)	(3,511,999)
Loss (Income) from Investment in DPTS Marketing LLC	355,265	(2,961,671)	(10,410,596)
Income for Investment in Dakota Plains Services, LLC	(606,977)	(130,305)	-
Non-cash Rental Income	17,941	(12,169)	(42,783)
Amortization of Deferred Rent	(7,000)	(4,083)	-
Share-Based Compensation	2,330,651	2,753,817	502,604
Changes in Working Capital and Other Items, Net of Membership Interest and Consolidation of VIE:
Increase in Trade Receivables	(3,245,923)	-	-
Increase in Other Recceivables	(712,239)	-	-
Decrease (Increase) in Income Taxes Receivable	1,105,254	(1,120,057)	-
Decrease (Increase) in Other Current Assets	460,724	(55,986)	(13,876)
Decrease in Due from Related Party	1,676,006	46,018	(81,175)
Increase in Accounts Payable	2,251,463	69,318	207,058
Increase (Decrease) in Income Taxes Payable	-	(1,028,000)	1,028,000
Increase in Accrued Expenses	129,769	1,307,740	152,244
Decrease in Deferred Rental Income	-	(8,062)	(104,485)
Increase in Due from Related Party	(24,484)	-	-
Increase in Other Assets	(496,999)	(15,500)	-
Net Cash Provided By (Used In) Operating Activities	9,180,728	(8,074,812)	(3,810,092)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(12,285,389)	(159,621)	(2,116,490)
Cash Received from DPTS Marketing LLC	10,646,038	12,910,000	-
Preferred Dividends Received from DPTS Marketing LLC	709,589	1,065,753	-
Cash Received from Dakota Plains Services, LLC	-	59,906	-
Cash Received from Sale of Dakota Plains Service, LLC	1,150,000	-	-
Cash Paid for Investment in Dakota Petroleum Transport Solutions, LLC	-	(17,500,000)	-
Cash Paid for Purchase of Non Controlling Interests	(44,196,600)	-	-
Cash Received from Dakota Petroleum Transport Solutions, LLC	-	1,757,896	1,113,463
Cash Received from Consolidation of Dakota Petroleum Transport Solutions, LLC	-	6,921,264	-
Cash Received from Consolidation of DPTS Marketing LLC	3,396,957	-	-
Net Cash Provided By (Used In) Investing Activities	(40,579,405)	5,055,198	(1,003,027)
CASH FLOWS FROM FINANCING ACTIVITIES
Finance Costs Paid	(1,430,459)	(9,783)	(195,062)
Common Shares Surrendered	(645,679)	(568,058)	-
Proceeds from Issuance of Common Stock - Net of Issuance Costs	-	13,910,305	-
Cash Distributions to Non-Controlling Interests	(5,110,826)	-	-
Capital Contribution to DPTS Sand, LLC	1,000	-	-
Cash Paid for Debt Extinguishment Costs	-	(218,641)	(45,401)
Increase in Restricted Cash	(3,000,000)	-	-
Repayment of Promissory Notes	(7,717,317)	(6,922,684)	(500,000)
Proceeds from Promissory Notes	-	-	6,140,000
Proceeds from Promissory Note, Pioneer Project	-	7,500,000	-
Principal Payments on Promissory Note, Pioneer Project	(7,500,000)	-	-
Proceeds from Promissory Notes, SunTrust	48,500,000	-	-
Net Cash Provided By Financing Activities	23,077,775	13,691,139	5,399,537
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,320,902)	10,671,525	586,418
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,011,608	2,340,083	1,753,665
CASH AND CASH EQUIVALENTS – END OF PERIOD	$4,690,706	$13,011,608	$2,340,083
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$1,536,450	$3,085,750	$1,831,353
Cash Paid During the Period for Income Taxes	$11,852	$1,073,308	$3,459
Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$754,815	$10,215	$30,800
Fair Value of Warrants Issued for Debt Discount	$-	$-	$1,048,889
Satisfaction of Derivative Liability with Common Stock	$-	$-	$6,132,192
Promissory Notes Issued to Satisfy Derivative Liability	$-	$-	$11,965,300
Preferred Dividend Receivable	$457,532	$498,632	$501,370
Satisfaction of Promissory Notes through issuance of Common Stock	$-	$10,020,143	$-
Fair Value of Common Stock Issued for Finance Costs	$187,450	$-	-
Non Cash Amounts Related to Equity Transaction
Decrease in Additional Paid In Capital	$39,439,828	$-	$-
Increase in Deferred Tax Asset	$24,114,000	$-	$-
Increase in Contingent Liability	$45,310,867	$-	$-

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DAKOTA PLAINS HOLDINGS,  INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

				Retained		Total
			Additional	Earnings	Non-controlling	Stockholders’
	Common Stock		Paid-In	(Accumulated	Interest In	Equity
	Shares	Amount	Capital	Deficit)	Subsidiary	(Deficit)

Balance - December 31, 2011	37,014,018	$37,014	$10,158,044	$(3,110,791)	$-	$7,084,267
Acquisition of MCT Holding Corporation	640,200	640	(640)	-	-	-
Issuance of Common Shares Pursuant to Exercise of Warrants	2,386,578	2,387	(2,387)	-	-	-
Share-Based Compensation	-	-	477,604	-	-	477,604
Issuance of Restricted Common Shares	38,437	38	(38)	-	-	-
Issuance of Common Shares Pursuant to Debt Restructure	1,757,075	1,757	6,130,435	-	-	6,132,192
Issuance of Common Shares to Board of Directors	3,125	3	24,997	-	-	25,000
Warrants Issued Included in Debt Discount	-	-	644,889	-	-	644,889
Net Loss	-	-	-	(2,000,670)	-	(2,000,670)

Balance - December 31, 2012	41,839,433	41,839	17,432,904	(5,111,461)	-	12,363,282
Share- Based Compensation	-	-	1,469,442	-	-	1,469,442
Sale of Common Shares at $2.15 per share	7,000,000	7,000	15,043,000	-	-	15,050,000
Issuance of Common Shares Pursuant to Debt Restructure	4,660,535	4,660	10,015,483	-	-	10,020,143
Issuance of Restricted Common Shares	794,063	794	(794)	-	-	-
Issuance of Shares to Executive	62,500	63	234,937	-	-	235,000
Issuance of Warrants Pursuant to Consulting Agreements	-	-	208,663	-	-	208,663
Issuance of Common Shares to Board of Directors	308,108	308	1,139,692	-	-	1,140,000
Common Shares Surrendered	(458,259)	(458)	(567,600)	-	-	(568,058)
Cost of Capital Raise	-	-	(1,139,695)	-	-	(1,139,695)
Creation of Non-controlling Interest in Subsidiary	-	-	-	-	25,573,066	25,573,066
Net Loss	-	-	-	(1,725,364)	-	(1,725,364)

Balance - December 31, 2013	54,206,380	54,206	43,836,032	(6,836,825)	25,573,066	62,626,479
Share- Based Compensation	-	-	1,364,816	-	-	1,364,816
Issuance of Restricted Common Shares	589,483	590	(590)	-	-	-
Issuance of Shares to Executives and Employees	287,237	287	641,957	-	-	642,244
Issuance of Shares to Board Directors	144,478	144	323,447	-	-	323,591
Issuance of Common Shares for Consulting Services	115,000	115	187,335			187,450
Common Shares Surrendered	(297,749)	(298)	(645,381)	-	-	(645,679)
Distributions Paid to Non-Controlling Interest	-	-	-	-	(5,110,826)	(5,110,826)
Increase in Joint Venture Ownership Pursuant to Equity Method Acquisition	-	-	(39,439,828)	-	(25,982,992)	(65,422,820)
Net Income (Loss)	-	-	-	(3,264,074)	5,520,752	2,256,678
Balance - December 31, 2014	55,044,829	$55,044	$6,267,788	$(10,100,899)	$-	$(3,778,067)

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Non-GAAP Financial Measures
Dakota Plains Holdings, Inc.
Reconciliation of Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013	2012
Net Income (Loss)	$185,474	$337,304	$2,256,678	$(1,725,364)	$(2,000,670)
Add Back:
Income Tax Provision (Benefit)	287,155	228,000	(854,993)	(1,054,000)	(1,380,541)
Depreciation and Amortization	1,103,066	47,623	4,332,900	179,546	165,313
Share Based Compensation - Employees and Directors	425,993	323,152	2,330,651	2,753,817	502,604
Share Based Compensation - Consultants	-	18,574	-	299,288	-
Interest Expense	1,290,173	868,775	2,793,190	3,630,950	29,211,978
Gain (Loss) on Extinguishment of Debt	-	(1,726,515)	-	(1,726,515)	(14,708,909)
Adjusted EBITDA	$3,291,861	$96,913	$10,858,426	$2,357,722	$11,789,775

Adjusted EBITDA Attributable to Non-Controlling Interests	1,438,636	-	7,411,785	-	-

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$1,853,225	$96,913	$3,446,641	$2,357,722	$11,789,775

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